Diversified Healthcare Trust Fourth Quarter 2023 Financial Results and Supplemental Information Exhibit 99.2 February 26, 2024 Calusa Harbour 2525 First Street Fort Myers, FL

Table of Contents

DIVERSIFIED HEALTHCARE TRUST

FINANCIAL RESULTS	Diversified Healthcare Trust Announces Fourth Quarter 2023 Financial Results	3
	Fourth Quarter 2023 Highlights	4
	Fourth Quarter 2023 Results	5
FINANCIALS	Key Financial Data	6
	Condensed Consolidated Balance Sheets	7
	Consolidated Statements of Income (Loss)	8
	Consolidated Statements of Income (Loss) (Additional Data)	9
DEBT AND LEVERAGE	Debt Summary	10
	Debt Maturity Schedule	11
	Leverage Ratios, Coverage Ratios and Bond Covenants	12
INVESTMENTS	Summary of Capital Expenditures	13
	Redevelopment Information	14
	Property Acquisitions / Dispositions Information Since January 1, 2023	15
	Investments in Unconsolidated Joint Ventures	16
PORTFOLIO INFORMATION	Portfolio Summary by Geographic Diversification and Property Type	18
	Portfolio Summary	19
	SHOP Units by Operator	20
	Office Portfolio and Same Property - Results of Operations	21
	SHOP Segment and Same Property - Results of Operations	23
	SHOP Segment - Five Star and Other Operator Managed Communities Results of Operations	24
	Portfolio Leasing Summary	25
	Tenants Representing 1% or More of Total Annualized Rental Income	26
	Office Portfolio Lease Expiration Schedule	27
	Non-Segment Lease Expiration Schedule	28
APPENDIX	Company Profile and Research Coverage	29
	Governance Information	30
	Calculation and Reconciliation of NOI and Cash Basis NOI	31
	Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment	32
	Calculation and Reconciliation of EBITDA, EBITDAre and Adjusted EBITDAre	33
	Calculation and Reconciliation of FFO and Normalized FFO	34
	Non-GAAP Financial Measures and Certain Definitions	35
WARNING CONCERNING FORWARD-LOOKING STATEMENTS		39

DHC
Nasdaq Listed

Trading Symbols:
Common Shares: DHC
Senior Unsecured Notes due 2042: DHCNI
Senior Unsecured Notes due 2046: DHCNL

Investor Relations Contact:
Melissa McCarthy, Manager
(617) 796-8234
ir@dhcreit.com

Corporate Headquarters:
Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634

All amounts in this presentation are unaudited.

Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document.

Q4 2023 2

Q4 2023 3 "DHC’s fourth quarter 2023 was highlighted by improvements in our SHOP and Office Portfolio segments. SHOP occupancy increased 300 basis points year-over-year to 79.3% and average monthly rates increased by 5.5%, resulting in a 9.9% increase in SHOP revenues. In our Office Portfolio, we realized sequential and year-over-year increases in same property cash basis NOI. In addition, we achieved an 18.1% increase in weighted average rents on 200,444 square feet of leasing in the quarter that we expect to benefit us in the future. During the quarter, we issued $940.5 million of zero coupon secured notes with a January 2026 maturity date and a one-year extension option. We used the net proceeds to repay and terminate our $450 million secured credit facility and redeem $250 million of our senior notes that were scheduled to mature in May 2024. These actions allowed us to immediately regain compliance with our debt covenants and we ended the quarter well positioned to continue funding necessary capital to drive the growth and recovery of our senior living communities." Christopher Bilotto, President and Chief Executive Officer Diversified Healthcare Trust Announces Fourth Quarter 2023 Financial Results RETURN TO TABLE OF CONTENTS Newton, MA (February 26, 2024): Diversified Healthcare Trust (Nasdaq: DHC) today announced its financial results for the quarter ended December 31, 2023. Dividend On January 11, 2024, DHC declared a quarterly distribution on its common shares of $0.01 per share to shareholders of record as of the close of business on January 22, 2024, and DHC paid this distribution on February 15, 2024. Conference Call A conference call to discuss DHC's fourth quarter 2023 financial results will be held on Tuesday, February 27, 2024 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 329-4297 or (412) 317-5435 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (412) 317-0088; the replay pass code is 9785064. A live audio webcast of the conference call will also be available in a listen-only mode on DHC's website, at www.dhcreit.com. The archived webcast will be available for replay on DHC's website after the call. The transcription, recording and retransmission in any way of DHC's fourth quarter conference call are strictly prohibited without the prior written consent of DHC. About Diversified Healthcare Trust DHC is a real estate investment trust, or REIT, focused on owning high-quality healthcare properties located throughout the United States. DHC seeks diversification across the health services spectrum by care delivery and practice type, by scientific research disciplines and by property type and location. As of December 31, 2023, DHC’s approximately $7.2 billion portfolio included 371 properties in 36 states and Washington, D.C., occupied by approximately 500 tenants, and totaling approximately 8.6 million square feet of life science and medical office properties and more than 27,000 senior living units. DHC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $41 billion in assets under management as of December 31, 2023 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. DHC is headquartered in Newton, MA. For more information, visit www.dhcreit.com.

Q4 2023 4 Financial Results Fourth Quarter 2023 Highlights RETURN TO TABLE OF CONTENTS Operating Update Financing Activities and Liquidity • Net loss of $102.6 million, or $0.43 per share. • Normalized FFO of $8.1 million, or $0.03 per share. • Leased 200,444 square feet in DHC's Office Portfolio at weighted average rents that were 18.1% higher than prior rents for the same space. • SHOP occupancy increased 300 basis points to 79.3% and average monthly rates increased by 5.5% year over year, resulting in a 9.9% increase in SHOP revenues. • As of December 31, 2023, DHC had approximately $247.0 million of cash and cash equivalents and restricted cash. • Issued $940.5 million of zero coupon senior secured notes due January 2026, with a one-year extension option. ◦ Net proceeds, after deducting initial purchaser discounts and estimated offering costs, of approximately $730.4 million were used to repay and terminate DHC's then $450.0 million secured credit facility and to redeem $250.0 million of its senior notes that were scheduled to mature in May 2024. ◦ As a result, DHC is in compliance with all of its debt covenants and has no significant debt maturities until June 2025. • DHC has concluded that the conditions that created the substantial doubt about its ability to continue as a going concern have been alleviated as a result of the financing activities described above and that no substantial doubt about its ability to continue as a going concern exists as of the date of issuance of DHC's financial statements, February 26, 2024. • DHC sold five properties during the three months ended December 31, 2023 for an aggregate gross sales price of $16.1 million. Same Property Cash Basis NOI For the Three Months Ended (dollars in thousands) December 31, 2023 September 30, 2023 Change December 31, 2022 Change Office Portfolio $ 29,509 $ 28,864 2.2% $ 28,512 3.5 % SHOP $ 16,300 $ 20,976 (22.3) % $ 6,062 168.9 % Consolidated $ 56,270 $ 57,450 (2.1) % $ 44,370 26.8%

Q4 2023 5 Fourth Quarter 2023 Results RETURN TO TABLE OF CONTENTS For the Three Months Ended Financial Results December 31, 2023 September 30, 2023 Change December 31, 2022 Change Net loss $ (102,564) $ (65,779) (55.9) % $ (65,322) (57.0) % Net loss per common share $ (0.43) $ (0.28) (53.6) % $ (0.27) (59.3) % Normalized FFO $ 8,079 $ 8,346 (3.2) % $ 8,138 (0.7) % Normalized FFO per common share $ 0.03 $ 0.03 — % $ 0.03 — % Adjusted EBITDAre $ 59,189 $ 58,809 0.6% $ 59,713 (0.9) % As of and For the Three Months Ended December 31, 2023 September 30, 2023 Basis Point Change December 31, 2022 Basis Point Change Occupancy Office Portfolio 86.9% 85.8% 110 84.7% 220 SHOP 79.3% 78.4% 90 76.3% 300 Same Property Occupancy Office Portfolio 92.2% 93.1% (90) 92.2% — SHOP 79.8% 79.0% 80 76.4% 340 (dollars in thousands, except per share data)

Key Financial Data

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands, except per share data)

	As of and For the Three Months Ended				
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Selected Balance Sheet Data:					
Total gross assets	$ 7,466,979	$ 7,496,204	$ 7,493,885	$ 7,545,727	$ 7,830,445
Total assets	$ 5,446,136	$ 5,530,256	$ 5,585,475	$ 5,666,730	$ 6,002,093
Total liabilities	$ 3,109,245	$ 3,088,730	$ 3,076,086	$ 3,082,911	$ 3,363,482
Total equity	$ 2,336,891	$ 2,441,526	$ 2,509,389	$ 2,583,819	$ 2,638,611
Selected Income Statement Data:					
Total revenues	$ 361,535	$ 356,524	$ 346,219	$ 346,030	$ 336,885
Net loss	$ (102,564)	$ (65,779)	$ (72,571)	$ (52,658)	$ (65,322)
NOI	$ 58,124	$ 58,092	$ 59,991	$ 59,950	$ 51,719
Adjusted EBITDAre	$ 59,189	$ 58,809	$ 62,136	$ 62,692	$ 59,713
FFO	$ 5,645	$ 4,670	$ 6,090	$ 9,768	$ 4,463
Normalized FFO	$ 8,079	$ 8,346	$ 12,133	$ 12,512	$ 8,138
Per Common Share Data (basic and diluted):					
Net loss	$ (0.43)	$ (0.28)	$ (0.30)	$ (0.22)	$ (0.27)
FFO	$ 0.02	$ 0.02	$ 0.03	$ 0.04	$ 0.02
Normalized FFO	$ 0.03	$ 0.03	$ 0.05	$ 0.05	$ 0.03
Dividends:					
Annualized dividend declared per common share	$ 0.04	$ 0.04	$ 0.04	$ 0.04	$ 0.04
Annualized dividend yield (at end of period)	1.1 %	2.1 %	1.8 %	3.0 %	6.2 %
Normalized FFO payout ratio	33.3 %	33.3 %	20.0 %	20.0 %	33.3 %


The Forum at Deer Creek
3001 DC Country Club Blvd.
Deerfield Beach, FL

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Q4 2023
6

Q4 2023 7 December 31, 2023 December 31, 2022 Assets Real estate properties: Land $ 652,977 $ 668,918 Buildings and improvements 6,165,490 6,023,625 Total real estate properties, gross 6,818,467 6,692,543 Accumulated depreciation (2,020,843) (1,828,352) Total real estate properties, net 4,797,624 4,864,191 Investments in unconsolidated joint ventures 129,916 155,477 Assets of properties held for sale 9,447 385 Cash and cash equivalents 245,939 658,065 Restricted cash 1,022 30,237 Acquired real estate leases and other intangible assets, net 33,948 45,351 Other assets, net 228,240 248,387 Total assets $ 5,446,136 $ 6,002,093 Liabilities and Shareholders' Equity Secured credit facility $ — $ 700,000 Senior secured notes, net 731,211 — Senior unsecured notes, net 2,072,618 2,317,700 Secured debt and finance leases, net 13,020 30,177 Liabilities of properties held for sale 32 — Accrued interest 22,847 29,417 Other liabilities 269,517 286,188 Total liabilities 3,109,245 3,363,482 Commitments and contingencies Shareholders' equity: Common shares of beneficial interest, $.01 par value: 300,000,000 shares authorized, 240,423,898 and 239,694,842 shares issued and outstanding, respectively 2,405 2,397 Additional paid in capital 4,618,470 4,617,031 Cumulative net income 1,778,278 2,071,850 Cumulative distributions (4,062,262) (4,052,667) Total shareholders' equity 2,336,891 2,638,611 Total liabilities and shareholders' equity $ 5,446,136 $ 6,002,093 Condensed Consolidated Balance Sheets (dollars in thousands, except share data) RETURN TO TABLE OF CONTENTS 2904 Orchard Parkway San Jose, CA

Q4 2023 8 For the Three Months Ended December 31, For the Year Ended December 31, 2023 2022 2023 2022 Revenues: Rental income $ 67,199 $ 68,973 $ 258,400 $ 260,740 Residents fees and services 294,336 267,912 1,151,908 1,022,826 Total revenues 361,535 336,885 1,410,308 1,283,566 Expenses: Property operating expenses 303,411 285,166 1,174,151 1,109,070 Depreciation and amortization 83,653 63,353 284,083 239,280 General and administrative 6,020 5,764 26,131 26,435 Acquisition and certain other transaction related costs 1,041 779 10,853 2,605 Impairment of assets — — 18,380 — Total expenses 394,125 355,062 1,513,598 1,377,390 (Loss) gain on sale of properties (28) (202) 1,205 321,862 (Loss) gain on equity securities, net — (4,276) 8,126 (25,660) Interest and other income (1) 2,964 9,169 15,536 15,929 Interest expense (including net amortization of debt premiums, discounts and issuance costs of $5,195, $1,960, $11,811 and $8,658, respectively) (48,853) (49,341) (191,775) (209,383) Loss on modification or early extinguishment of debt (1,393) — (2,468) (30,043) Loss from continuing operations before income tax (expense) benefit and equity in net (losses) earnings of investees (79,900) (62,827) (272,666) (21,119) Income tax (expense) benefit (66) 135 (445) (710) Equity in net (losses) earnings of investees (22,598) (2,630) (20,461) 6,055 Net loss $ (102,564) $ (65,322) $ (293,572) $ (15,774) Weighted average common shares outstanding (basic and diluted) 239,175 238,562 238,836 238,314 Per common share data (basic and diluted): Net loss $ (0.43) $ (0.27) $ (1.23) $ (0.07) Consolidated Statements of Income (Loss) RETURN TO TABLE OF CONTENTS (1) See footnote on the following page. (amounts in thousands, except per share data)

Q4 2023 9 For the Three Months Ended December 31, For the Year Ended December 31, 2023 2022 2023 2022 Additional Data: General and administrative expenses / total assets (at end of period) 0.1% 0.1% 0.5% 0.4 % Non-cash straight line rent adjustments included in rental income $ 238 $ 1,723 $ (1,095) $ 8,916 Lease value amortization included in rental income $ (22) $ (41) $ 242 $ (245) Non-cash share based compensation $ 340 $ 281 $ 1,840 $ 1,733 Non-cash amortization included in property operating expenses $ 201 $ 200 $ 798 $ 797 Non-cash amortization included in general and administrative expenses $ 743 $ 743 $ 2,974 $ 2,974 COVID-19 Economic Relief (1) $ — $ 3,243 $ 1,581 $ 4,327 Consolidated Statements of Income (Loss) (Additional Data) (dollars in thousands) RETURN TO TABLE OF CONTENTS (1) DHC recognized as other income funds received under the Coronavirus Aid, Relief, and Economic Security Act, the American Rescue Plan Act and similar state sponsored plans during the applicable periods as shown in the table above.

Debt Summary

DIVERSIFIED HEALTHCARE TRUST

As of December 31, 2023

(dollars and sq. ft. in thousands)

	Coupon Rate	Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Unsecured Fixed Rate Debt:						
Senior unsecured notes due 2025 (1) (2)	9.750%	9.750%	$ 500,000	6/15/2025	$ 500,000	1.5
Senior unsecured notes due 2028	4.750%	4.966%	500,000	2/15/2028	500,000	4.1
Senior unsecured notes due 2031 (2)	4.375%	4.375%	500,000	3/1/2031	500,000	7.2
Senior unsecured notes due 2042	5.625%	5.625%	350,000	8/1/2042	350,000	18.6
Senior unsecured notes due 2046	6.250%	6.250%	250,000	2/1/2046	250,000	22.1
Weighted average rate / total unsecured fixed rate debt	**6.176%**	**6.227%**	**2,100,000**		**2,100,000**	**8.8**
Secured Fixed Rate Debt:						
Senior secured notes due 2026 (2) (3) (4) (5)	0.000%	0.000%	940,534	1/15/2026	940,534	2.0
Finance leases - 2 properties	7.700%	7.700%	3,911	4/30/2026	155	2.3
Mortgage - secured by one property	6.444%	6.444%	9,109	7/6/2043	70	19.5
Weighted average rate / total secured fixed rate debt	**0.093%**	**0.093%**	**953,554**		**940,759**	**0.2**
Weighted average rate / total debt	**4.276%**	**4.312%**	**$ 3,053,554**		**$ 3,040,759**	**6.1**

(1) DHC has the option to redeem all or a portion of its senior unsecured notes due 2025 at any time at a set redemption price. As of December 31, 2023, the redemption price was equal to 102.438% of any principal amount to be redeemed. As of June 15, 2024, the redemption price will equal 100% of any principal amount to be redeemed.

(2) As of December 31, 2023, all of DHC's senior unsecured notes due 2025 and all of DHC's senior unsecured notes due 2031 were fully and unconditionally guaranteed, on a joint and several basis and on a senior unsecured basis, by all of DHC's subsidiaries, except for certain excluded subsidiaries, and all of DHC's senior secured notes due 2026 were fully and unconditionally guaranteed, on a joint, several and senior secured basis, by certain of DHC's subsidiaries, and on a joint, several and unsecured basis, by DHC's other subsidiaries, except for certain excluded subsidiaries. The senior secured notes and the related guarantees on a senior secured basis are secured by a first priority lien and security interest on each of the collateral properties and 100% of the equity interests in each of the collateral guarantors. The notes and the guarantees (other than the senior secured notes and the related guarantees on a senior secured basis) are effectively subordinated to all of DHC's and the subsidiary guarantors' secured indebtedness, respectively, to the extent of the value of the collateral securing such secured indebtedness, and the notes and the guarantees are structurally subordinated to all indebtedness and other liabilities and any preferred equity of any of DHC's subsidiaries that do not guarantee the notes.

(3) These senior secured notes require no cash interest to accrue prior to maturity and will accrete at a rate of 11.25% per annum compounded semiannually on January 15 and July 15 of each year, such that the accreted value will equal the principal amount at maturity.

(4) Summary information of the properties securing these senior notes are as follows as of December 31, 2023:
- Properties: 95
- Sq. Ft. / Units: 5,788 sq. ft. / 1,529 units
- Q4 2023 NOI: $29,144
- Gross book value of real estate: $1,592,237
- Occupancy (Office Portfolio / triple net senior living): 93.1% / 78.5%
- Weighted average lease term: 7.1 years

(5) DHC has a one-time option to extend the maturity date of these senior secured notes by one year, to January 15, 2027, subject to satisfaction of certain conditions and payment of an extension fee. If DHC exercises this option, interest payments will be due semiannually during the extension period at an initial interest rate of 11.25% with increases of 50 basis points every 90 days these senior secured notes remain outstanding.

RETURN TO TABLE OF CONTENTS Q4 2023 10

Q4 2023 11 $500,000 $500,000 $500,000 $600,000 $1,811 $1,980 $941,422 $291 $310 $331 $353 $376 $401 $6,279 Unsecured Fixed Rate Debt Secured Fixed Rate Debt 2024 2025 2026 2027 2028 2029 2030 2031 2032 Thereafter $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 Debt Maturity Schedule (1) RETURN TO TABLE OF CONTENTS (dollars in thousands) As of December 31, 2023 (1) Includes $3,911 of finance lease obligations due through April 2026.

Leverage Ratios, Coverage Ratios and Bond Covenants

DIVERSIFIED HEALTHCARE TRUST

	As of and For the Three Months Ended				
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Leverage Ratios:					
Net debt / total gross assets	37.6%	33.8%	32.8%	32.4%	30.6%
Net debt / gross book value of real estate assets	38.9%	35.3%	34.5%	34.4%	33.8%
Secured debt / total assets	17.5%	8.4%	8.3%	8.5%	12.2%
Variable rate debt / net debt	—%	17.7%	18.3%	18.4%	29.2%
Coverage Ratios:					
Net debt / annualized Adjusted EBITDA*re*	12.3x	10.6x	9.8x	9.6x	10.4x
Adjusted EBITDA*re* / interest expense	1.2x	1.2x	1.3x	1.3x	1.2x

	As of and For the Trailing Twelve Months Ended				
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Bond Covenants:					
Maintenance Covenant					
Total unencumbered assets / unsecured debt - required minimum 150.0%	274.5%	261.4%	264.4%	265.3%	276.6%
Incurrence Covenants					
Total debt / adjusted total assets - allowable maximum 60.0%	40.3%	37.0%	37.0%	37.0%	38.8%
Secured debt / adjusted total assets - allowable maximum 40.0%	12.6%	6.1%	6.1%	6.3%	9.2%
Consolidated income available for debt service / debt service - required minimum 1.50x [1]	1.64x	1.17x	1.08x	0.98x	0.83x

(1) As of December 31, 2023, DHC's ratio of consolidated income available for debt service to debt service is presented on a pro forma basis to reflect the proceeds from the issuance of $940.5 million of zero coupon secured notes with a January 2026 maturity date. DHC used the net proceeds to repay in full its then $450.0 million secured credit facility and to redeem $250.0 million of its senior notes that were scheduled to mature in May 2024.



Torrey Pines
San Diego, CA

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Q4 2023 12

Summary of Capital Expenditures

DIVERSIFIED HEALTHCARE TRUST

(dollars and sq. ft. in thousands, except per sq. ft. and unit data)

	For the Three Months Ended					For the Year Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023
Office Portfolio:						
Lease related costs	$ 13,349	$ 8,689	$ 9,284	$ 6,748	$ 9,558	$ 38,070
Building improvements	5,531	4,036	2,561	856	4,516	12,984
Recurring capital expenditures - Office Portfolio	18,880	12,725	11,845	7,604	14,074	51,054
SHOP fixed assets and capital improvements	32,952	25,978	18,407	23,644	39,418	100,981
Wellness centers lease related costs	4,928	3,909	884	—	—	9,721
Total recurring capital expenditures	$ 56,760	$ 42,612	$ 31,136	$ 31,248	$ 53,492	$ 161,756
Office Portfolio avg. sq. ft. during period	8,710	8,803	8,803	8,810	8,811	8,784
SHOP avg. units managed during period	25,256	25,312	25,325	25,337	25,212	25,283
Office Portfolio building improvements per avg. sq. ft. during period	$ 0.64	$ 0.46	$ 0.29	$ 0.10	$ 0.51	$ 1.48
SHOP fixed assets and capital improvements per avg. unit managed during period	$ 1,305	$ 1,026	$ 727	$ 933	$ 1,563	$ 3,994
Development, redevelopment and other activities - Office Portfolio	$ 120	$ 2,410	$ 4,792	$ 1,922	$ 5,111	$ 9,244
Development, redevelopment and other activities - SHOP	22,559	23,020	20,405	16,223	59,981	82,207
Total development, redevelopment and other activities	$ 22,679	$ 25,430	$ 25,197	$ 18,145	$ 65,092	$ 91,451

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Q4 2023 13

Q4 2023 14 Project Location Type of Property Square Feet (1) Estimated Project Costs Total Costs Incurred as of December 31, 2023 Estimated Completion Date 100 Hampshire Street Mansfield, MA Life Science 124,803 $ 7.8 $ 2.4 Q1 2024 (1) Represents estimated square footage upon project completion. Redevelopment Information (dollars in millions) RETURN TO TABLE OF CONTENTS Office Portfolio As of December 31, 2023 Project Location Type of Property Number of Units Estimated Project Costs Total Costs Incurred as of December 31, 2023 Estimated Completion Date Pueblo Norte Senior Living Scottsdale, AZ IL/AL 197 $ 26.6 $ 13.5 Q2 2025 Five Star Premier Residences of Teaneck Teaneck, NJ IL/AL 218 9.8 9.7 Q1 2024 Church Creek Arlington Heights, IL IL/AL/MC 280 5.0 4.8 Q1 2024 $ 41.4 $ 28.0 SHOP

Q4 2023 15 Property Acquisitions / Dispositions Information Since January 1, 2023 Acquisitions: DHC has not acquired any properties since January 1, 2023. Dispositions: Date Sold Location Type of Property Number of Properties Gross Sales Price 2/3/2023 Columbia, SC Senior Living (1) 1 $ 1,100 2/28/2023 South Park, PA Senior Living (1) 1 1,100 2/28/2023 Elizabeth, PA Senior Living (1) 1 600 10/11/2023 King of Prussia, PA Medical Office 1 1,800 10/23/2023 Knoxville, TN Senior Living (1) 1 2,830 10/23/2023 Rockville, MD Life Science 1 6,200 11/3/2023 Chesapeake, VA Senior Living (1) 1 1,800 12/4/2023 Columbia, SC Medical Office 1 3,450 Total Dispositions 8 $ 18,880 (dollars in thousands) RETURN TO TABLE OF CONTENTS (1) The community was closed prior to disposition.

Investments in Unconsolidated Joint Ventures (1)

DIVERSIFIED HEALTHCARE TRUST

As of December 31, 2023
(dollars in thousands)

Investments in Unconsolidated Joint Ventures

Joint Venture	Location	Type of Property	Number of Properties	Square Feet	Occupancy at December 31, 2023	Weighted Average Lease Term at December 31, 2023	DHC Ownership	DHC Carrying Value of Investment at December 31, 2023	Year Ended December 31, 2023: Joint Venture FFO	Year Ended December 31, 2023: Joint Venture EBITDAre
Seaport Innovation LLC	Boston, MA	Life Science	1	1,134,479	100%	5.1 years	10%	$ 85,699	$ 59,298	$ 81,803
The LSMD Fund REIT LLC	Various	Medical Office / Life Science	10	1,068,763	97%	5.8 years	20%	44,217	9,041	34,529
Total / Weighted Average			11	2,203,242	98%	5.3 years		$ 129,916	$ 68,339	$ 116,332

Unconsolidated Debt

Joint Venture	Secured Debt (2)	Coupon Rate	Maturity Date	Principal Balance at December 31, 2023 (3)	DHC Ownership	DHC Share of Principal Balance at December 31, 2023 (4)
Seaport Innovation LLC	Fixed Rate - 1 Property	3.530%	8/6/2026	$ 620,000	10%	$ 62,000
The LSMD Fund REIT LLC	Fixed Rate - 9 Properties	3.457%	2/11/2032	189,800	20%	37,960
The LSMD Fund REIT LLC	Floating Rate - 1 Property (5)	5.900%	2/9/2025	266,825	20%	53,365
Total / Weighted Average		4.104%		$ 1,076,625		$ 153,325

(1) DHC's property list, including properties owned by these unconsolidated joint ventures, is available on DHC's website.
(2) The mortgage loans require interest-only payments until the respective maturity dates.
(3) Reflects the entire balance of the debt secured by the properties. DHC continues to provide certain guarantees on the debt secured by the Seaport Innovation LLC property. The debt secured by The LSMD Fund REIT LLC properties is non-recourse to DHC.
(4) Reflects DHC's proportionate share of the principal debt balances based on its ownership percentage of the joint ventures.
(5) The joint venture has exercised its option to extend the maturity date of this mortgage loan by one year to February 9, 2025, and this mortgage loan requires interest to be paid at SOFR plus a premium of 1.90%. Interest rate is as of December 31, 2023. The joint venture has also purchased an interest rate cap through February 2025 with a SOFR strike rate equal to 4.48% and an initial premium of $1.2 million. The maturity date of this mortgage loan is subject to two remaining one-year extension options.

RETURN TO TABLE OF CONTENTS Q4 2023 16

Q4 2023 17 Investments in Unconsolidated Joint Ventures (continued) (1) (dollars in thousands) RETURN TO TABLE OF CONTENTS As of December 31, 2023 (1) DHC's property list, including properties owned by these unconsolidated joint ventures, is available on DHC's website. (2) Based on the aggregate annualized rental income of DHC's unconsolidated joint ventures. A nn ua liz ed R en ta l I nc om e Seaport Innovation LLC The LSMD Fund REIT LLC 2024 2025 2026 2027 2028 2029 2030 and thereafter $— $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 $100,000 Unconsolidated Joint Ventures Lease Expiration Schedule Number of Leases Expiring 10 19 12 7 14 10 30 % of Total Annualized Rental Income Expiring 1.4% 5.9% 3.0% 0.9% 63.8% 6.0% 19.0% Major Tenants of Unconsolidated Joint Ventures Joint Venture Tenant % of Annualized Rental Income of Joint Ventures Seaport Innovation LLC Vertex Pharmaceuticals Inc. 62.0% The LSMD Fund REIT LLC Cedars-Sinai Medical Center 11.6% The LSMD Fund REIT LLC Seattle Genetics, Inc. 3.1% The LSMD Fund REIT LLC Stryker Corporation 2.0% The LSMD Fund REIT LLC Complete Genomics, Inc. 1.9% Life Science: 72% Medical Office: 28% Property Type (2) MA: 66% CA: 24% TX: 4% WA: 3% NY: 3% Geographic Diversification (2)

Q4 2023 18 FL: 10% CA: 9% TX: 9% GA: 6% NC: 4% MD: 4% WI: 4% VA: 4% IL: 4% IN: 4% 26 Other States + D.C.: 42% (based on Gross Book Value of Real Estate Assets as of December 31, 2023) (1) Senior living communities are categorized by the type of living units which constitute a majority of the living units at the community. (2) Memory care communities are classified as assisted living communities. Portfolio Summary by Geographic Diversification and Property Type Geographic Diversification RETURN TO TABLE OF CONTENTS Assisted Living: 14% Independent Living: 28% SNFs: 1% Life Science: 18% Medical Office: 34% Wellness Centers: 5% Property Type(1) (2) (based on Q4 2023 NOI)

Q4 2023 19 Portfolio Summary RETURN TO TABLE OF CONTENTS (dollars in thousands, except investment per square foot or unit) As of December 31, 2023 Number of Properties Square Feet or Number of Units Gross Book Value of Real Estate Assets % of Total Gross Book Value of Real Estate Assets Investment Per Square Foot or Unit % of Q4 2023 Total Revenues % of Q4 2023 Total NOI Q4 2023 Q4 2023 Revenues NOI Life science 23 2,562,464 $ 784,442 10.9% $ 306 $ 17,526 4.8% $ 10,655 18.3 % Medical office 79 6,047,457 1,500,504 20.8% $ 248 37,556 10.4% 19,700 33.9 % Subtotal Office Portfolio 102 8,609,921 sq. ft. 2,284,946 31.7% $ 265 55,082 15.2% 30,355 52.2 % SHOP 232 25,209 units 4,535,435 62.9% $ 179,913 294,336 81.4% 15,978 27.5 % Triple net leased senior living communities 27 2,062 units 202,908 2.8% $ 98,403 8,997 2.5% 8,992 15.5 % Wellness centers 10 812,000 sq. ft. 187,493 2.6% $ 231 3,120 0.9% 2,799 4.8 % Total 371 $ 7,210,782 100.0% $ 361,535 100.0% $ 58,124 100.0%

Q4 2023 20 SHOP Units by Operator RETURN TO TABLE OF CONTENTS Unit Count as of December 31, 2023 Manager Location Number of Properties (1) Assisted Living Independent Living and Active Adult Memory Care Skilled Nursing Total Five Star Senior Living Various (28 States) 119 6,470 9,646 1,539 — 17,655 Oaks-Caravita Senior Care GA/SC 26 1,061 40 314 — 1,415 Phoenix Senior Living AL/AR/KY/MO/ NC/SC 23 961 147 214 164 1,486 Charter Senior Living (2) FL/MD/TN/VA 17 683 — 294 — 977 Cedarhurst Senior Living (2) IL/WI 13 680 10 77 — 767 Stellar Senior Living CO/TX/WY 10 — 177 — 917 1,094 Northstar Senior Living AZ/CA 7 121 — 297 — 418 Navion Senior Solutions SC 5 210 — 25 — 235 Life Care Services DE 3 71 196 12 238 517 Oaks Senior Living GA 3 159 — 105 — 264 IntegraCare Senior Living PA 2 127 — 16 — 143 Omega Senior Living NE 1 69 — — — 69 The RMR Group TX 1 — 169 — — 169 Total 230 10,612 10,385 2,893 1,319 25,209 (1) Excludes two closed senior living communities. (2) In December 2023, DHC provided notice of termination to Cedarhurst Senior Living. DHC expects to transition the applicable communities to Charter Senior Living in the first half of 2024.

Office Portfolio and Same Property - Results of Operations

DIVERSIFIED HEALTHCARE TRUST

OFFICE PORTFOLIO - RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended		
	12/31/2023	9/30/2023	12/31/2022
Number of Properties	102	105	105
Square Feet	8,610	8,809	8,811
Occupancy	86.9 %	85.8 %	84.7 %
Rental Income	$ 55,082	$ 55,058	$ 59,529
NOI	$ 30,355	$ 29,274	$ 34,882
Cash Basis NOI	$ 30,431	$ 28,940	$ 31,849
NOI Margin %	55.1 %	53.2 %	58.6 %
Cash Basis NOI Margin %	55.0 %	52.7 %	56.2 %
Sequential NOI % Change	3.7 %		
Sequential Cash Basis NOI % Change	5.2 %		
Year Over Year NOI % Change	(13.0)%		
Year Over Year Cash Basis NOI % Change	(4.5)%		

OFFICE PORTFOLIO SAME PROPERTY - RESULTS OF OPERATIONS (1)

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended		
	12/31/2023	9/30/2023	12/31/2022
Number of Properties	92	92	92
Square Feet	7,772	7,766	7,778
Occupancy	92.2 %	93.1 %	92.2 %
Rental Income	$ 51,001	$ 51,553	$ 50,422
NOI	$ 29,389	$ 28,942	$ 29,532
Cash Basis NOI	$ 29,509	$ 28,864	$ 28,512
NOI Margin %	57.6 %	56.1 %	58.6 %
Cash Basis NOI Margin %	57.5 %	55.9 %	57.5 %
Sequential NOI % Change	1.5 %		
Sequential Cash Basis NOI % Change	2.2 %		
Year Over Year NOI % Change	(0.5)%		
Year Over Year Cash Basis NOI % Change	3.5 %		



4 Maguire Road
Lexington, MA

(1) Same property includes those properties classified as same property for the three months ended December 31, 2023 for all periods presented.

RETURN TO TABLE OF CONTENTS Q4 2023 21

Office Portfolio and Same Property - Results of Operations (continued)

DIVERSIFIED HEALTHCARE TRUST

Three Months Ended December 31, 2023 and 2022

OFFICE PORTFOLIO - RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended December 31, 2023			As of and For the Three Months Ended December 31, 2022		
	Life Science	Medical Office	Total Office Portfolio	Life Science	Medical Office	Total Office Portfolio
Number of Properties	23	79	102	24	81	105
Square Feet	2,563	6,047	8,610	2,621	6,190	8,811
Occupancy	87.9 %	86.4 %	86.9 %	87.0 %	83.8 %	84.7 %
Rental Income	$ 17,526	$ 37,556	$ 55,082	$ 21,977	$ 37,552	$ 59,529
NOI	$ 10,655	$ 19,700	$ 30,355	$ 14,848	$ 20,034	$ 34,882
Cash Basis NOI	$ 10,416	$ 20,015	$ 30,431	$ 12,705	$ 19,144	$ 31,849
NOI Margin %	60.8 %	52.5 %	55.1 %	67.6 %	53.4 %	58.6 %
Cash Basis NOI Margin %	60.1 %	52.6 %	55.0 %	63.9 %	52.0 %	56.2 %
NOI % Change	(28.2)%	(1.7)%	(13.0)%			
Cash Basis NOI % Change	(18.0)%	4.5 %	(4.5)%			

OFFICE PORTFOLIO SAME PROPERTY - RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended December 31, 2023			As of and For the Three Months Ended December 31, 2022		
	Life Science	Medical Office	Total Office Portfolio	Life Science	Medical Office	Total Office Portfolio
Number of Properties	17	75	92	17	75	92
Square Feet	2,115	5,657	7,772	2,115	5,663	7,778
Occupancy	95.1 %	91.1 %	92.2 %	96.5 %	90.5 %	92.2 %
Rental Income	$ 13,794	$ 37,207	$ 51,001	$ 13,538	$ 36,884	$ 50,422
NOI	$ 8,591	$ 20,798	$ 29,389	$ 8,655	$ 20,877	$ 29,532
Cash Basis NOI	$ 8,569	$ 20,940	$ 29,509	$ 8,567	$ 19,945	$ 28,512
NOI Margin %	62.3 %	55.9 %	57.6 %	63.9 %	56.6 %	58.6 %
Cash Basis NOI Margin %	62.1 %	55.9 %	57.5 %	63.5 %	55.3 %	57.5 %
NOI % Change	(0.7)%	(0.4)%	(0.5)%			
Cash Basis NOI % Change	0.0 %	5.0 %	3.5 %			

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Q4 2023

22

SHOP Segment and Same Property - Results of Operations

DIVERSIFIED HEALTHCARE TRUST

SHOP SEGMENT - RESULTS OF OPERATIONS

(dollars in thousands, except average monthly rate)

	As of and For the Three Months Ended		
	12/31/2023	9/30/2023	12/31/2022
Number of Properties	232	234	237
Number of Units	25,209	25,302	25,346
Occupancy	79.3 %	78.4 %	76.3 %
Average Monthly Rate	$ 4,811	$ 4,826	$ 4,561
Year Over Year Average Monthly Rate % Change	5.5 %		
Residents Fees and Services	$ 294,336	$ 293,134	$ 267,912
Property Operating Expenses	(278,358)	(272,445)	(260,043)
NOI	$ 15,978	$ 20,689	$ 7,869
NOI Margin %	5.4 %	7.1 %	2.9 %
Sequential NOI % Change	(22.8)%		
Year Over Year NOI % Change	103.0 %		

SHOP SEGMENT SAME PROPERTY - RESULTS OF OPERATIONS (1)

(dollars in thousands, except average monthly rate)

	As of and For the Three Months Ended		
	12/31/2023	9/30/2023	12/31/2022
Number of Properties	225	225	225
Number of Units	24,499	24,499	24,499
Occupancy	79.8 %	79.0 %	76.4 %
Average Monthly Rate	$ 4,820	$ 4,832	$ 4,558
Year Over Year Average Monthly Rate % Change	5.7 %		
Residents Fees and Services	$ 289,131	$ 287,984	$ 263,726
Property Operating Expenses	(272,831)	(267,008)	(257,664)
NOI	$ 16,300	$ 20,976	$ 6,062
NOI Margin %	5.6 %	7.3 %	2.3 %
Sequential NOI % Change	(22.3)%		
Year Over Year NOI % Change	168.9 %		


The Remington Club
16925 Hierba Drive
San Diego, CA

(1) Same property includes those properties classified as same property for the three months ended December 31, 2023 for all periods presented.

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Q4 2023 23

Q4 2023 24RETURN TO TABLE OF CONTENTS As of and For the Three Months Ended December 31, 2023 As of and For the Three Months Ended December 31, 2022 Five Star Managed Communities Other Operator Managed Communities Total SHOP Segment Five Star Managed Communities Other Operator Managed Communities Total SHOP Segment Number of Properties 119 113 232 119 118 237 Number of Units 17,655 7,554 25,209 17,723 7,623 25,346 Occupancy 79.2% 79.4% 79.3% 76.6% 75.4% 76.3 % Average Monthly Rate $ 4,435 $ 5,692 $ 4,811 $ 4,217 $ 5,375 $ 4,561 Average Monthly Rate % Change 5.2% 5.9% 5.5 % Residents Fees and Services $ 190,194 $ 104,142 $ 294,336 $ 174,475 $ 93,437 $ 267,912 Property Operating Expenses (173,248) (105,110) (278,358) (159,540) (100,503) (260,043) NOI $ 16,946 $ (968) $ 15,978 $ 14,935 $ (7,066) $ 7,869 NOI Margin % 8.9% (0.9) % 5.4% 8.6% (7.6) % 2.9 % NOI % Change 13.5% 86.3% 103.0 % SHOP Segment - Five Star and Other Operator Managed Communities Results of Operations Three Months Ended December 31, 2023 and 2022 SHOP SEGMENT - RESULTS OF OPERATIONS (dollars in thousands, except average monthly rate)

Portfolio Leasing Summary (1)

DIVERSIFIED HEALTHCARE TRUST

(dollars and sq. ft. in thousands, except per sq. ft. data)

	Office Portfolio						Wellness Centers
	As of and For the Three Months Ended					As of and For the Year Ended	As of and For the Three Months Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	3/31/2023
Properties	102	105	105	105	105	102	10
Total square feet	8,610	8,809	8,797	8,809	8,811	8,610	812
Occupancy	86.9 %	85.8 %	85.8 %	85.1 %	84.7 %	86.9 %	100.0 %
Leasing Activity (sq. ft.):							
New leases	37	45	163	38	33	284	225
Renewals	163	244	161	34	149	602	—
Total	200	289	324	72	182	886	225
% Change in GAAP Rent: (2)							
New leases	34.2 %	25.7 %	0.5 %	23.0 %	12.5 %	12.8 %	(9.9)%
Renewals	15.2 %	12.1 %	2.1 %	12.3 %	8.3 %	10.4 %	— %
Total	18.1 %	14.8 %	1.3 %	17.9 %	8.9 %	11.1 %	(9.9)%
Weighted Average Lease Term (years):							
New leases	8.8	14.8	8.2	11.9	5.9	10.3	18.6
Renewals	6.7	6.2	5.7	5.5	9.8	6.2	—
Total	7.1	8.1	6.9	8.9	9.2	7.5	18.6
Leasing Costs and Concession Commitments:							
New leases	$ 3,325	$ 8,054	$ 8,602	$ 4,170	$ 1,267	$ 24,151	$ 30,071
Renewals	2,634	6,533	2,038	726	4,735	11,932	—
Total	$ 5,959	$ 14,587	$ 10,640	$ 4,896	$ 6,002	$ 36,083	$ 30,071
Leasing Costs and Concession Commitments per Sq. Ft.:							
New leases	$ 88.60	$ 175.80	$ 52.84	$ 110.57	$ 38.47	$ 85.08	$ 133.95
Renewals	$ 16.17	$ 26.85	$ 12.66	$ 20.96	$ 31.83	$ 19.82	$ —
Total	$ 29.73	$ 50.45	$ 32.86	$ 67.67	$ 33.04	$ 40.74	$ 133.95
Leasing Costs and Concession Commitments per Sq. Ft. per Year:							
New leases	$ 10.08	$ 11.87	$ 6.47	$ 9.32	$ 6.57	$ 8.24	$ 7.20
Renewals	$ 2.41	$ 4.31	$ 2.23	$ 3.83	$ 3.24	$ 3.20	$ —
Total	$ 4.20	$ 6.24	$ 4.78	$ 7.56	$ 3.60	$ 5.42	$ 7.20

(1) The leasing summary on this page is based on leases entered into during the periods indicated.

(2) Percent difference in prior rents charged for same space or, in the case of vacant space acquired, market rental rates for similar space in the building at the date of acquisition. Rents include estimated recurring expense reimbursements paid to DHC, exclude lease value amortization and are net of lease concessions.

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Q4 2023 25

Tenants Representing 1% Or More of Total Annualized Rental Income

DIVERSIFIED HEALTHCARE TRUST

As of December 31, 2023

(dollars in thousands)

	Tenant	Type of Property	Annualized Rental Income	% of Annualized Rental Income	Expiration
1	Advocate Aurora Health	Medical office	$ 16,939	6.7%	2026 - 2031
2	Life Time Athletic (1)	Wellness center	12,285	4.8%	2040 - 2044
3	Brookdale Senior Living, Inc.	Senior living	9,836	3.9%	2032
4	Alamar Biosciences, Inc.	Life science	6,194	2.4%	2023 - 2028
5	KSQ Therapeutics, Inc.	Life science	5,595	2.2%	2032
6	Boston Children's Hospital	Medical office	5,573	2.2%	2028
7	Stratford Retirement, LLC	Senior living	5,310	2.1%	2033
8	Merck & Co. Inc.	Life science	5,290	2.1%	2033
9	Sonova Holding AG	Life science	4,875	1.9%	2033
10	Magellan Health Inc.	Medical office	4,643	1.8%	2025
11	Stellar Senior Living, LLC	Senior living	4,612	1.8%	2027
12	Medtronic, Inc.	Medical office	4,512	1.8%	2027 - 2028
13	Tokio Marine Holdings Inc.	Medical office	3,982	1.6%	2024 - 2033
14	Abbvie Inc.	Life science	3,972	1.6%	2027
15	United Healthcare Services, Inc.	Medical office	3,947	1.6%	2026
16	Cigna Holding Co.	Medical office	3,914	1.5%	2024
17	PerkinElmer Health Sciences, Inc.	Life science	3,681	1.4%	2028
18	McKesson Corporation	Medical office	3,556	1.4%	2025 - 2029
19	HCA Holdings Inc.	Medical office	3,490	1.4%	2024 - 2027
20	Duke University	Medical office	3,359	1.3%	2024
21	Hawaii Pacific Health	Medical office	3,289	1.3%	2024 - 2029
22	New York University	Medical office	3,248	1.3%	2024 - 2028
23	Ultragenyx Pharmaceutical Inc.	Life science	3,123	1.2%	2026
24	Virginia Commonwealth University Health System	Medical office	2,920	1.1%	2032
25	WRA Management, Inc.	Medical office	2,609	1.0%	2025 - 2045
	All Other Tenants		123,216	48.6%	2024 - 2044
	Total Tenants		$ 253,970	100.0%	

(1) Includes $3,180 of annualized rental income from two additional 20 year leases DHC entered into with Life Time Athletic in March 2023, which are expected to commence in the second and fourth quarters of 2024.

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Q4 2023 26

Q4 2023 27 Office Portfolio Lease Expiration Schedule RETURN TO TABLE OF CONTENTS (dollars in thousands) As of December 31, 2023 Office Portfolio Annualized Rental Income Expiring Year Annualized Rental Income Expiring % of Total Annualized Rental Income Expiring Cumulative % of Total Annualized Rental Income Expiring 2024 $ 15,150 7.1% 7.1% 2025 17,251 8.0% 15.1% 2026 23,768 11.1% 26.2% 2027 22,875 10.6% 36.8% 2028 33,660 15.7% 52.5% 2029 16,408 7.6% 60.1% 2030 7,239 3.4% 63.5% 2031 26,296 12.2% 75.7% 2032 11,858 5.5% 81.2% 2033 and thereafter 40,289 18.8% 100.0% Total $ 214,794 100.0% Average remaining lease term for DHC's office portfolio (weighted by annualized rental income): 5.7 years Office Portfolio Square Feet with Leases Expiring Year Leased Square Feet Expiring % of Total Leased Square Feet Expiring Cumulative % of Total Leased Square Feet Expiring 2024 654,793 9.1% 9.1% 2025 617,857 8.5% 17.6% 2026 759,842 10.5% 28.1% 2027 944,509 13.1% 41.2% 2028 1,192,516 16.5% 57.7% 2029 550,397 7.6% 65.3% 2030 287,954 4.0% 69.3% 2031 905,907 12.5% 81.8% 2032 266,009 3.7% 85.5% 2033 and thereafter 1,054,763 14.5% 100.0% Total 7,234,547 100.0% Five Star Premier Residences of Hollywood 2480 North Park Road Hollywood, FL

Q4 2023 28 Non-Segment Annualized Rental Income Expiring Year Number of Properties Number of Units or Square Feet Annualized Rental Income Expiring % of Total Annualized Rental Income Expiring Cumulative % of Total Annualized Rental Income Expiring 2024 — — $ — —% —% 2025 3 129,500 sq. ft. 1,458 3.7% 3.7% 2026 — — — —% 3.7% 2027 4 533 units 4,612 11.8% 15.5% 2028 — — — —% 15.5% 2029 1 155 units 547 1.4% 16.9% 2030 2 283 units 3,496 8.9% 25.8% 2031 (1) 1 — — —% 25.8% 2032 18 876 units 9,836 25.1% 50.9% 2033 and thereafter 8 215 units and 682,500 sq. ft. 19,227 49.1% 100.0% Total 37 $ 39,176 100.0% Non-Segment Lease Expiration Schedule As of December 31, 2023 RETURN TO TABLE OF CONTENTS (1) Excludes annualized rental income from DHC's lease with a tenant of one closed senior living community. As of December 31, 2023, the tenant was in default on its obligations to DHC under this lease. (dollars in thousands)

Company Profile and Research Coverage

The Company:
DHC is a REIT focused on owning high-quality healthcare properties located throughout the United States. DHC seeks diversification across the health services spectrum by care delivery and practice type, by scientific research disciplines and by property type and location. As of December 31, 2023, DHC's approximately $7.2 billion portfolio included 371 properties in 36 states and Washington, D.C., occupied by approximately 500 tenants, and totaling approximately 8.6 million square feet of life science and medical office properties and more than 27,000 senior living units.

DHC is included in 120 market indices and comprises more than 1% of the following indices as of December 31, 2023: BI North America Healthcare REIT Valuation Peers (BIHLCRNP), Bloomberg Real Estate Investment Trust Mid Cap Index (BBREMIDC), Invesco S&P SmallCap 600 Pure Value ETF INAV Index (RZVIV), Invesco FTSE RAFI US 1500 Small-Mid ETF INAV Index (PRFZIV), BI NA Healthcare REIT - Competitive (BIHLCRNC) and Invesco S&P SmallCap Financials ETF INAV Index (PSCFIV).

Management:
DHC is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. RMR primarily provides management services to publicly traded real estate companies, privately held real estate funds and real estate related operating businesses. As of December 31, 2023, RMR had over $41 billion of real estate assets under management and the combined RMR managed companies had more than $5 billion of annual revenues, over 2,000 properties and over 20,000 employees. DHC believes that being managed by RMR is a competitive advantage for DHC because of RMR's depth of management and experience in the real estate industry. DHC also believes RMR provides management services to it at costs that are lower than DHC would have to pay for similar quality services if DHC were self-managed.

Equity Research Coverage

B. Riley Securities, Inc.
Bryan Maher
(646) 885-5423
bmaher@brileyfin.com

JMP Securities
Aaron Hecht
(415) 835-3963
ahecht@jmpsecurities.com

RBC Capital Markets
Michael Carroll
(440) 715-2649
michael.carroll@rbccm.com

Rating Agencies and Issuer Ratings

Moody's Investors Service
Christian Azzi
(212) 553-9342
christian.azzi@moodys.com

S & P Global
Alan Zigman
(416) 507-2556
alan.zigman@spglobal.com

DHC is followed by the equity research analysts and its publicly held debt is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding DHC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of DHC or its management. DHC does not by its reference on this page imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

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Q4 2023
29

Q4 2023 30 Board of Trustees John L. Harrington Phyllis M. Hollis Independent Trustee Independent Trustee Lisa Harris Jones Jeffrey P. Somers Lead Independent Trustee Independent Trustee Jennifer F. Francis Adam D. Portnoy Managing Trustee Chair of the Board & Managing Trustee Executive Officers Christopher J. Bilotto Matthew C. Brown President and Chief Executive Officer Chief Financial Officer and Treasurer Governance Information RETURN TO TABLE OF CONTENTS The Forum at Pueblo Norte 7090 East Mescal Street Scottsdale, AZ

Calculation and Reconciliation of NOI and Cash Basis NOI

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Calculation of NOI and Cash Basis NOI:							
Revenues:							
Rental income	$ 67,199	$ 63,390	$ 61,373	$ 66,438	$ 68,973	$ 258,400	$ 260,740
Residents fees and services	294,336	293,134	284,846	279,592	267,912	1,151,908	1,022,826
Total revenues	361,535	356,524	346,219	346,030	336,885	1,410,308	1,283,566
Property operating expenses	(303,411)	(298,432)	(286,228)	(286,080)	(285,166)	(1,174,151)	(1,109,070)
NOI	58,124	58,092	59,991	59,950	51,719	236,157	174,496
Non-cash straight line rent adjustments included in rental income	(238)	(676)	4,457	(2,448)	(1,723)	1,095	(8,916)
Lease value amortization included in rental income	22	22	25	(311)	41	(242)	245
Non-cash amortization included in property operating expenses	(201)	(199)	(199)	(199)	(200)	(798)	(797)
Cash Basis NOI	$ 57,707	$ 57,239	$ 64,274	$ 56,992	$ 49,837	$ 236,212	$ 165,028
Reconciliation of Net Income (Loss) to NOI and Cash Basis NOI:							
Net loss	$ (102,564)	$ (65,779)	$ (72,571)	$ (52,658)	$ (65,322)	$ (293,572)	$ (15,774)
Equity in net losses (earnings) of investees	22,598	145	(2,929)	647	2,630	20,461	(6,055)
Income tax expense (benefit)	66	189	221	(31)	(135)	445	710
Loss on modification or early extinguishment of debt	1,393	—	—	1,075	—	2,468	30,043
Interest expense	48,853	47,758	47,384	47,780	49,341	191,775	209,383
Interest and other income	(2,964)	(3,243)	(5,134)	(4,195)	(9,169)	(15,536)	(15,929)
Gains and losses on equity investments, net	—	—	—	(8,126)	4,276	(8,126)	25,660
Losses and (gains) on sale of properties	28	—	—	(1,233)	202	(1,205)	(321,862)
Impairment of assets	—	1,156	11,299	5,925	—	18,380	—
Acquisition and certain other transaction related costs	1,041	3,676	6,043	93	779	10,853	2,605
General and administrative	6,020	6,954	7,284	5,873	5,764	26,131	26,435
Depreciation and amortization	83,653	67,236	68,394	64,800	63,353	284,083	239,280
NOI	58,124	58,092	59,991	59,950	51,719	236,157	174,496
Non-cash straight line rent adjustments included in rental income	(238)	(676)	4,457	(2,448)	(1,723)	1,095	(8,916)
Lease value amortization included in rental income	22	22	25	(311)	41	(242)	245
Non-cash amortization included in property operating expenses	(201)	(199)	(199)	(199)	(200)	(798)	(797)
Cash Basis NOI	$ 57,707	$ 57,239	$ 64,274	$ 56,992	$ 49,837	$ 236,212	$ 165,028

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Q4 2023 31

Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended December 31, 2023				For the Three Months Ended September 30, 2023				For the Three Months Ended December 31, 2022			
Calculation of NOI and Cash Basis NOI:	Office Portfolio	SHOP	Non-Segment	Total	Office Portfolio	SHOP	Non-Segment	Total	Office Portfolio	SHOP	Non-Segment	Total
Rental income / residents fees and services	$ 55,082	$ 294,336	$ 12,117	$ 361,535	$ 55,058	$ 293,134	$ 8,332	$ 356,524	$ 59,529	$ 267,912	$ 9,444	$ 336,885
Property operating expenses	(24,727)	(278,358)	(326)	(303,411)	(25,784)	(272,445)	(203)	(298,432)	(24,647)	(260,043)	(476)	(285,166)
NOI	$ 30,355	$ 15,978	$ 11,791	$ 58,124	$ 29,274	$ 20,689	$ 8,129	$ 58,092	$ 34,882	$ 7,869	$ 8,968	$ 51,719
NOI	$ 30,355	$ 15,978	$ 11,791	$ 58,124	$ 29,274	$ 20,689	$ 8,129	$ 58,092	$ 34,882	$ 7,869	$ 8,968	$ 51,719
Non-cash straight line rent adjustments included in rental income	255	—	(493)	(238)	(156)	—	(520)	(676)	(2,891)	—	1,168	(1,723)
Lease value amortization included in rental income	22	—	—	22	21	—	1	22	58	—	(17)	41
Non-cash amortization included in property operating expenses	(201)	—	—	(201)	(199)	—	—	(199)	(200)	—	—	(200)
Cash Basis NOI	$ 30,431	$ 15,978	$ 11,298	$ 57,707	$ 28,940	$ 20,689	$ 7,610	$ 57,239	$ 31,849	$ 7,869	$ 10,119	$ 49,837
Reconciliation of NOI to Same Property NOI:												
NOI	$ 30,355	$ 15,978	$ 11,791	$ 58,124	$ 29,274	$ 20,689	$ 8,129	$ 58,092	$ 34,882	$ 7,869	$ 8,968	$ 51,719
NOI of properties not included in same property results	(966)	322	(837)	(1,481)	(332)	287	—	(45)	(5,350)	(1,807)	1,007	(6,150)
Same Property NOI	$ 29,389	$ 16,300	$ 10,954	$ 56,643	$ 28,942	$ 20,976	$ 8,129	$ 58,047	$ 29,532	$ 6,062	$ 9,975	$ 45,569
Reconciliation of Same Property NOI to Same Property Cash Basis NOI:												
Same Property NOI	$ 29,389	$ 16,300	$ 10,954	$ 56,643	$ 28,942	$ 20,976	$ 8,129	$ 58,047	$ 29,532	$ 6,062	$ 9,975	$ 45,569
Non-cash straight line rent adjustments included in rental income	268	—	(493)	(225)	71	—	(520)	(449)	(909)	—	(162)	(1,071)
Lease value amortization included in rental income	22	—	—	22	21	—	1	22	58	—	(17)	41
Non-cash amortization included in property operating expenses	(170)	—	—	(170)	(170)	—	—	(170)	(169)	—	—	(169)
Same Property Cash Basis NOI	$ 29,509	$ 16,300	$ 10,461	$ 56,270	$ 28,864	$ 20,976	$ 7,610	$ 57,450	$ 28,512	$ 6,062	$ 9,796	$ 44,370

RETURN TO TABLE OF CONTENTS Q4 2023 32

Calculation and Reconciliation of EBITDA, EBITDA*re* and Adjusted EBITDA*re*

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Net loss	$ (102,564)	$ (65,779)	$ (72,571)	$ (52,658)	$ (65,322)	$ (293,572)	$ (15,774)
Interest expense	48,853	47,758	47,384	47,780	49,341	191,775	209,383
Income tax expense (benefit)	66	189	221	(31)	(135)	445	710
Depreciation and amortization	83,653	67,236	68,394	64,800	63,353	284,083	239,280
EBITDA	30,008	49,404	43,428	59,891	47,237	182,731	433,599
Loss (gain) on sale of properties	28	—	—	(1,233)	202	(1,205)	(321,862)
Impairment of assets	—	1,156	11,299	5,925	—	18,380	—
Equity in net losses (earnings) of unconsolidated joint ventures	22,598	145	(2,929)	647	2,630	20,461	(6,055)
Share of EBITDA*re* from unconsolidated joint ventures	3,781	3,762	3,730	3,813	3,797	15,086	18,468
Adjustments to reflect DHC's share of EBITDA*re* attributable to an equity method investment	—	—	—	(1,117)	(2,350)	(1,117)	(6,970)
EBITDA*re*	56,415	54,467	55,528	67,926	51,516	234,336	117,180
General and administrative expense paid in common shares	340	666	565	269	281	1,840	1,733
Acquisition and certain other transaction related costs	1,041	3,676	6,043	93	779	10,853	2,605
Loss on modification or early extinguishment of debt	1,393	—	—	1,075	—	2,468	30,043
Gains and losses on equity securities, net	—	—	—	(8,126)	4,276	(8,126)	25,660
Adjustments to reflect DHC's share of Adjusted EBITDA*re* attributable to an equity method investment	—	—	—	1,455	2,861	1,455	5,146
Adjusted EBITDA*re*	$ 59,189	$ 58,809	$ 62,136	$ 62,692	$ 59,713	$ 242,826	$ 182,367

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Q4 2023

33

Calculation and Reconciliation of FFO and Normalized FFO

DIVERSIFIED HEALTHCARE TRUST

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Year Ended	
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Net loss	$ (102,564)	$ (65,779)	$ (72,571)	$ (52,658)	$ (65,322)	$ (293,572)	$ (15,774)
Depreciation and amortization	83,653	67,236	68,394	64,800	63,353	284,083	239,280
Loss (gain) on sale of properties	28	—	—	(1,233)	202	(1,205)	(321,862)
Impairment of assets	—	1,156	11,299	5,925	—	18,380	—
Gains and losses on equity securities, net	—	—	—	(8,126)	4,276	(8,126)	25,660
Equity in net losses (earnings) of unconsolidated joint ventures	22,598	145	(2,929)	647	2,630	20,461	(6,055)
Share of FFO from unconsolidated joint ventures	1,930	1,912	1,897	1,999	2,002	7,738	11,518
Adjustments to reflect DHC's share of FFO attributable to an equity method investment	—	—	—	(1,586)	(2,678)	(1,586)	(7,715)
FFO	5,645	4,670	6,090	9,768	4,463	26,173	(74,948)
Acquisition and certain other transaction related costs	1,041	3,676	6,043	93	779	10,853	2,605
Loss on modification or early extinguishment of debt	1,393	—	—	1,075	—	2,468	30,043
Adjustments to reflect DHC's share of Normalized FFO attributable to an equity method investment	—	—	—	1,576	2,896	1,576	3,975
Normalized FFO	$ 8,079	$ 8,346	$ 12,133	$ 12,512	$ 8,138	$ 41,070	$ (38,325)
Weighted average common shares outstanding (basic and diluted)	239,175	238,892	238,682	238,589	238,562	238,836	238,314
Per Common Share Data (basic and diluted):							
Net loss	$ (0.43)	$ (0.28)	$ (0.30)	$ (0.22)	$ (0.27)	$ (1.23)	$ (0.07)
FFO	$ 0.02	$ 0.02	$ 0.03	$ 0.04	$ 0.02	$ 0.11	$ (0.31)
Normalized FFO	$ 0.03	$ 0.03	$ 0.05	$ 0.05	$ 0.03	$ 0.17	$ (0.16)

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Q4 2023 34

Non-GAAP Financial Measures and Certain Definitions

Non-GAAP Financial Measures

DHC presents certain "non-GAAP financial measures" within the meaning of applicable rules of the SEC, including net operating income, or NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, earnings before interest, income tax, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDA*re*, Adjusted EBITDA*re*, funds from operations, or FFO, and normalized funds from operations, or Normalized FFO. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of DHC's operating performance or as measures of DHC's liquidity. These measures should be considered in conjunction with net income (loss) as presented in DHC's consolidated statements of income (loss). DHC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). DHC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of DHC's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of DHC's properties.

NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI

The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to DHC's property level results of operations. DHC calculates NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI as shown on pages 31 and 32. DHC defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that DHC records as depreciation and amortization. DHC defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. DHC calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI. DHC uses NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than DHC does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*

DHC calculates EBITDA, EBITDA*re* and Adjusted EBITDA*re* as shown on page 33. EBITDA*re* is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains or losses on the sale of properties, equity in net earnings or losses of unconsolidated joint ventures, impairment of assets, if any, and including adjustments to reflect DHC's proportionate share of EBITDA*re* of DHC's former equity method investment in AlerisLife for the periods DHC had an equity investment in AlerisLife that it accounted for as an equity method investment and DHC's proportionate share of EBITDA*re* from its unconsolidated joint ventures, as well as certain other adjustments currently not applicable to DHC. In calculating Adjusted EBITDA*re*, DHC adjusts for the items shown on page 33. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than DHC does.

FFO and Normalized FFO

DHC calculates FFO and Normalized FFO as shown on page 34. FFO is calculated on the basis defined by Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties, equity in net earnings or losses of unconsolidated joint ventures, loss on impairment of real estate assets, gains or losses on equity securities, net, if any, and including adjustments to reflect DHC's proportionate share of FFO of DHC's former equity method investment in AlerisLife for the periods DHC had an equity investment in AlerisLife that it accounted for as an equity method investment and DHC's proportionate share of FFO from its unconsolidated joint ventures, plus real estate depreciation and amortization of consolidated properties, as well as certain other adjustments currently not applicable to DHC. In calculating Normalized FFO, DHC adjusts for the items shown on page 34, including similar adjustments for DHC's unconsolidated joint ventures, if any. FFO and Normalized FFO are among the factors considered by DHC's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain DHC's qualification for taxation as a REIT, limitations in the agreements governing DHC's debt, the availability to DHC of debt and equity capital, DHC's expectation of its future capital requirements and operating performance, and DHC's expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than DHC does.

RETURN TO TABLE OF CONTENTS Q4 2023 35

Q4 2023 36 Adjusted total assets Adjusted total assets is the original cost of real estate assets calculated in accordance with GAAP before depreciation and after impairment write downs, if any, and excludes accounts receivable and intangible assets. AlerisLife AlerisLife means AlerisLife Inc. Annualized dividend yield Annualized dividend yield is the annualized dividend declared during the applicable period divided by the closing price of DHC's common shares on The Nasdaq Stock Market LLC, or Nasdaq, at the end of the relevant period. Annualized rental income Annualized rental income is based on rents pursuant to existing leases as of December 31, 2023. Annualized rental income includes estimated percentage rents, straight line rent adjustments and estimated recurring expense reimbursements for certain net and modified gross leases, and excludes lease value amortization. Amounts of annualized rental income for DHC's medical office and life science properties also exclude 100% of rents pursuant to existing leases as of December 31, 2023 from the medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Average monthly rate Average monthly rate is calculated by taking the average daily rate, which is defined as total residents fees and services divided by occupied units during the period, and multiplying it by 30 days. Building improvements Building improvements generally include expenditures to replace obsolete building components that extend the useful life of existing assets or other improvements to increase the marketability of the property. Cash basis NOI margin % Cash basis NOI margin % is defined as cash basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments, lease value amortization and lease termination fee amortization, if any. Consolidated income available for debt service Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, taxes, loss on asset impairment, gains or losses on equity securities, gains or losses on sales of properties and modification or early extinguishment of debt, determined together with debt service for the applicable period. Coupon rate Coupon rate is the interest rate stated in, or determined pursuant to, the contract terms. Development, redevelopment and other activities Development, redevelopment and other activities generally include capital expenditures that reposition a property or result in new sources of revenue. From time to time DHC invests in revenue producing capital improvements at certain of its triple net leased senior living communities. As a result, annual rents payable to DHC increase pursuant to the terms of the applicable leases. These capital improvements are not included in DHC's development, redevelopment and other activities. Estimated completion date Estimated completion date can depend on various factors, including when lease agreements are signed with tenants in DHC's Office Portfolio. Therefore, the actual completion date may vary. Estimated project costs Estimated project costs include estimated construction costs and leasing capital up to stabilization. Five Star Five Star, or Five Star Senior Living, is an operating division of AlerisLife. Five Star managed communities Five Star managed communities are the senior living communities in DHC's SHOP segment that are managed by Five Star. Non-GAAP Financial Measures and Certain Definitions (continued) RETURN TO TABLE OF CONTENTS

Q4 2023 37 GAAP GAAP is U.S. generally accepted accounting principles. Gross book value of real estate assets Gross book value of real estate assets is real estate assets at cost plus certain acquisition costs, before depreciation and purchase price allocations, less impairment writedowns, if any. Gross purchase price Gross purchase price includes assumed debt, if any, and excludes acquisition costs and purchase price allocation adjustments, if any. Gross sales price Gross sales price excludes closing costs. Incurrence covenants Incurrence covenants are financial covenants which DHC is required to comply with in order to incur debt under its senior secured and unsecured notes indentures and their supplements. Interest rate Interest rate includes the effect of mark to market accounting for certain assumed mortgages and premiums and discounts on certain mortgages and secured and unsecured notes; excludes effects of debt issuance costs. Investment per square foot or unit Investment per square foot or unit represents gross book value of real estate assets divided by number of rentable square feet or living units, as applicable, at December 31, 2023. Lease related costs Lease related costs generally include capital expenditures to improve tenants’ space or amounts paid directly to tenants to improve their space and leasing related costs, such as brokerage commissions and tenant inducements. Leasing costs and concession commitments Leasing costs and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Maintenance covenant DHC's maintenance covenant is a financial covenant which it is required to comply with on a quarterly basis pursuant to the indentures governing DHC's senior secured and unsecured notes. Net debt Net debt is total debt less cash. NOI margin % NOI margin % is defined as NOI as a percentage of rental income or residents fees and services, as appropriate. Non-Segment Non-Segment operations consists of triple net leased senior living communities and wellness centers that are leased to third party operators from which DHC receives rents, and any other income or expenses that are not attributable to a specific reporting segment. Occupancy Occupancy for DHC's Office Portfolio is presented as of the end of the period shown; occupancy for DHC's SHOP segment is presented for the duration of the period shown. Life science and medical office occupancy data includes (i) out of service assets undergoing redevelopment, (ii) space which is leased but is not occupied or is being offered for sublease by tenants and (iii) space being fitted out for occupancy. Non-GAAP Financial Measures and Certain Definitions (continued) RETURN TO TABLE OF CONTENTS

Q4 2023 38 Office Portfolio Office Portfolio consists of medical office properties leased to medical providers and other medical related businesses, as well as life science properties leased to biotech laboratories and other similar tenants. DHC's medical office and life science property leases include some triple net leases where, in addition to paying fixed rents, the tenants assume the obligation to operate and maintain the properties at their expense, and some net and modified gross leases where DHC is responsible for the operation and maintenance of the properties and DHC charges tenants for some or all of the property operating costs. A small percentage of DHC's medical office and life science property leases are full-service leases where DHC receives fixed rent from its tenants and no reimbursement for its property operating costs. Other operator managed communities Other operator managed communities are senior living communities in DHC's SHOP segment, which are managed by third party managers other than Five Star. Principal balance Principal balances are the amounts stated in the contracts less the principal amount of any repayments made. In accordance with GAAP, DHC's carrying values and recorded interest expense may be different because of market conditions at the time DHC assumed certain of these debts. Same Property As of and for the three months ended December 31, 2023, same property consists of properties owned, in service, reported in the same segment and operated by the same operator continuously since October 1, 2022; excludes properties classified as held for sale, closed or out of service, if any, and medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. SHOP SHOP, or Senior Housing Operating Portfolio, consists of senior living communities managed by third party senior living managers that provide short term and long term residential living and in some cases care and other services for residents where DHC pays fees to the managers to operate the communities. Properties in this segment include independent living communities, assisted living communities, active adult rental communities and SNFs. SNF SNF is a skilled nursing facility. SOFR SOFR is the secured overnight financing rate. Square feet Square feet measurements are subject to modest changes when space is periodically remeasured or reconfigured for new tenants. Square feet for prior periods exclude space remeasurements made subsequent to those periods. Excludes data from medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Total gross assets Total gross assets is total assets plus accumulated depreciation. Total unencumbered assets Total unencumbered assets is the original cost of real estate assets not encumbered by mortgage debt calculated in accordance with GAAP before depreciation and after impairment write downs, if any, and excludes accounts receivable and intangible assets. Triple net leased senior living communities Triple net leased senior living communities include independent and assisted living communities and SNFs. Unit count Unit count is by the type of living units at DHC's senior living communities within its SHOP segment. Weighted average lease term Weighted average lease term is weighted based on annualized rental income pursuant to existing leases as of December 31, 2023. Non-GAAP Financial Measures and Certain Definitions (continued) RETURN TO TABLE OF CONTENTS

Q4 2023 39 This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: the recovery and growth of DHC's SHOP segment; the leasing demand for DHC's Office Portfolio; the transition of operations at certain of DHC’s senior living communities to new managers; DHC's ability to continue to fund capital expenditures in accordance with its business plan; DHC's redevelopment, repositioning and construction activities and plans; and DHC's pending or potential property dispositions. Forward-looking statements reflect DHC's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause DHC's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause DHC's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: the impact of unfavorable market and commercial real estate industry conditions due to possible reduced demand for healthcare related space and senior living communities, high interest rates, wage and commodity price inflation, limited labor availability, increased insurance costs, supply chain disruptions, volatility in the public equity and debt markets, pandemics, geopolitical instability and tensions, economic downturns or a possible recession or changes in real estate utilization, among other things, on DHC and its managers and other operators and tenants; DHC's senior living operators' abilities to successfully and profitably operate the communities they manage for DHC; the continuing impact of changing market practices, including those that arose or intensified during the COVID-19 pandemic, or delayed returns to prior market practices on DHC and its managers and other operators and tenants, such as reduced demand for leased office space and residencies at senior living communities, increased operating costs and labor availability constraints; the financial strength of DHC's managers and other operators and tenants; whether the aging U.S. population and increasing life spans of seniors will increase the demand for senior living communities and other medical and healthcare related properties and healthcare services; whether DHC’s tenants will renew or extend their leases or whether DHC will obtain replacement tenants on terms as favorable to DHC as its prior leases; the likelihood that DHC's tenants and residents will pay rent or be negatively impacted by continuing unfavorable market and commercial real estate industry conditions; DHC’s managers’ abilities to increase or maintain rates charged to residents of DHC’s senior living communities and manage operating costs for those communities; DHC's ability to increase or maintain occupancy at its properties on terms desirable to DHC; DHC's ability to increase rents when its leases expire or renew; costs DHC incurs and concessions it grants to lease its properties; risk and uncertainties regarding the costs and timing of development, redevelopment and repositioning activities, including as a result of prolonged high inflation, cost overruns, supply chain challenges, labor shortages, construction delays or inability to obtain necessary permits or volatility in the commercial real estate markets; DHC's ability to manage its capital expenditures and other operating costs effectively and to maintain and enhance its properties and their appeal to tenants and residents; DHC's ability to effectively raise and balance its use of debt and equity capital; DHC’s ability to comply with the financial covenants under its debt agreements; DHC's ability to make required payments on its debt; DHC's ability to maintain sufficient liquidity and otherwise manage leverage; DHC's credit ratings; DHC’s ability to sell properties at prices or returns it targets; DHC's ability to sell additional equity interests in, or contribute additional properties to, its existing joint ventures, or enter into additional real estate joint ventures or to attract co- venturers and benefit from DHC's existing joint ventures or any real estate joint ventures it may enter into; DHC's ability to acquire, develop, redevelop or reposition properties that realize its targeted returns; DHC’s ability to pay distributions to its shareholders and to maintain or increase the amount of such distributions; the ability of RMR to successfully manage DHC; competition in the real estate industry, particularly in those markets in which DHC’s properties are located; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; exposure to litigation and regulatory and government proceedings due to the nature of the senior living and other health and wellness related service businesses; actual and potential conflicts of interest with DHC's related parties, including DHC’s Managing Trustees, RMR, ABP Trust, AlerisLife and others affiliated with them; limitations imposed by and DHC’s ability to satisfy complex rules to maintain DHC’s qualification for taxation as a REIT for U.S. federal income tax purposes; acts of terrorism, outbreaks or continuation of pandemics or other public health safety events or conditions, war or other hostilities, material or prolonged disruption to supply chains, global climate change or other manmade or natural disasters beyond DHC’s control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in DHC's periodic filings. The information contained in DHC's filings with the SEC, including under the caption “Risk Factors” in its periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this presentation. DHC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon DHC's forward-looking statements. Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements RETURN TO TABLE OF CONTENTS